UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2013

FIRST FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-16759 (Commission File Number)	35-1546989 (IRS Employer Identification No.)

One First Financial Plaza

Terre Haute, Indiana 47807

(Address of Principal Executive Offices, including Zip Code)

(812) 238-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

On March 18, 2013, First Financial Bank, National Association (“First Financial Bank”), a wholly-owned subsidiary of First Financial Corporation (the “Corporation”), entered into a Purchase and Assumption Agreement (the “Agreement”) with Bank of America, National Association (“Bank of America”). Under the terms of the Agreement, First Financial Bank will purchase certain assets and assume certain liabilities (the “Transaction”) of 7 branch offices and 2 drive-up facilities of Bank of America in central and southern Illinois (collectively, the “Branches”).

Pursuant to the terms of the Agreement, First Financial Bank has agreed to assume approximately $250 million in deposit liabilities and to acquire approximately $2.3 million of loans, as well as real property, furniture, and other fixed operating assets associated with the Branches.

The completion of the Transaction is subject to regulatory approval required by the Office of the Comptroller of the Currency and customary closing conditions. Subject to the satisfaction of such conditions, First Financial Bank and Bank of America expect to close the Transaction in the third quarter of 2013. First Financial Bank anticipates that it will be offering employment to all current employees of Bank of America located at the Branches, subject to standard background screening.

First Financial Bank and Bank of America made customary representations, warranties, and covenants in the Agreement. First Financial Bank and Bank of America have also agreed to indemnify each other (subject to customary limitations) with respect to the Transaction, including for breaches of representations and warranties, breaches of covenants, liabilities not retained or assumed, and conduct of the business of the Branches and operation and use of the purchased assets during certain time periods.

The purchase price in the Transaction will be computed as the sum of the: (i) average daily closing balance of the deposits for the thirty (30) day period prior to the closing multiplied by 2.75%; (ii) net book value of the loans assumed at closing, plus accrued interest; and (iii) aggregate net book value of all of the other assets being acquired.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 7.01 Regulation FD Disclosure

On March 19, 2013, the Corporation issued a press release announcing the execution of the Agreement. A copy of the press release is attached as Exhibit 99.1.

In accordance with general instruction B.2 of Form 8-K, the information in this report (including exhibits) that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that section, nor is it to be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth in such filing. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1	Purchase and Assumption Agreement, dated as of March 18, 2013, between First Financial Bank, National Association and Bank of America, National Association. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase and Assumption Agreement have been omitted and First Financial Corporation agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release issued by First Financial Corporation on March 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2013

FIRST FINANCIAL CORPORATION

By:	/s/ Rodger A. McHargue
Rodger A. McHargue
Secretary and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Purchase and Assumption Agreement dated March 18, 2013 between First Financial Bank, National Association and Bank of America, National Association. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to the Purchase and Assumption Agreement have been omitted and First Financial Corporation agrees to furnish supplementally a copy of any such omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1	Press Release issued by First Financial Corporation on March 19, 2013.

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